Filed pursuant to Rule No 424(b)(3)
File Number  333-87774

Prospectus Supplement No. 4
(to Prospectus dated August 28, 2002)

EVERGREEN ENERGY INC.

24,595,204 Shares of Common Stock

This Prospectus Supplement No. 4 supplements our prospectus dated August 28, 2002. The prospectus relates to the resale of shares of our common stock by the selling stockholders identified in the prospectus (including their transferees, pledgees, donees or other successors). You should read this Prospectus Supplement No. 4 in conjunction with the prospectus listed above.

Amendments to Selling Stockholder Table

The information contained in the table and in the footnotes to the table under the heading “Selling Stockholders” is hereby amended with respect to the selling stockholder listed below as follows:

Selling Stockholder	Total Common Stock Beneficially Owned Before Offering	Maximum Number of shares Offered Hereby		Shares of Common Stock Beneficially Owned After Offering
Name	(1) Number	Number		(2) Number	(3) %

Peninsula Master Fund, Ltd.	850,000	850,000	(14)	0	*

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(14)	Includes 850,000 shares of common stock issuable upon exercise of warrants that were transferred to Peninsula Master Fund, Ltd. by Peninsula Fund, L.P. on January 4, 2007.

The date of this prospectus supplement is January 23, 2007.